UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  March 15, 2010
(Date of earliest event reported)

CHRISTOPHER & BANKS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number:   001-31390

Delaware	06-1195422
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

2400 Xenium Lane North
Plymouth, Minnesota 55441
(Address of principal executive offices, including zip code)

(763) 551-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of Christopher & Banks Corporation (the “Company”) approved amendments to Article I, Section 11 and Article II, Section 16 of the Company’s Third Amended and Restated By-Laws, effective as of March 15, 2010.  Article I, Section 11, which contains a provision requiring stockholders to provide advance notice of director nominations or other business, was clarified so as to require stockholders submitting notice of a director nomination or other business to provide additional disclosures regarding their stock ownership, including any short positions or derivative arrangements to which the stockholder is a party.  The expansion of the informational requirements in the advance notice provision is intended to enable the Company to better understand a stockholder’s true equity interest in the Company.  Article II, Section 16 was revised to clarify that when the Chair is absent from a Board of Directors meeting either the Chair’s designee or a director chosen by a majority of the directors present shall preside at the meeting.

The foregoing summary of the amendments to Article I, Section 11 and Article II, Section 16 of the Third Amended and Restated By-Laws is qualified in its entirety by reference to the full text of Article I, Section 11 and Article II, Section 16, as amended, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits.

3.1	Text of Amended Article I, Section 11 and Article II, Section 16 of the Third Amended and Restated By-Laws of Christopher & Banks Corporation (effective March 15, 2010).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHRISTOPHER & BANKS CORPORATION

	By:	/s/ Rodney Carter
Rodney Carter
Executive Vice President and Chief Financial Officer

Date: March 15, 2010

EXHIBIT INDEX

Exhibit Number	Description

3.1	Text of Amended Article I, Section 11 and Article II, Section 16 of the Third Amended and Restated By-Laws of Christopher & Banks Corporation (effective March 15, 2010).